CUSIP NO. 319983 10 2                      Schedule 13D


                                                                Exhibit 99.1

                              JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) of Regulation 13d of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any subsequent amendments thereto.

Date:  May 21, 1998




/s/ LESLIE B. DANIELS
Leslie B. Daniels

DANIELS FAMILY TRUST



By:  /s/ LESLIE B. DANIELS


DANIELS FAMILY FOUNDATION



By:  /s/ LESLIE B. DANIELS




/s/ ELIZABETH L. DANIELS
Elizabeth L. Daniels



/s/ PAUL B. DANIELS
Paul B. Daniels


Burdge, Daniels & Co. Money Purchase Plan
   Under Agreement Dated November 1, 1979


/s/ LESLIE B. DANIELS
Leslie B. Daniels, Co-Trustee


Richard and Natasha Burdge Irrevocable
  Family Trust Under Agreement Dated
  December 28, 1994



/s/ LESLIE B. DANIELS
Leslie B. Daniels, Trustee,